Exhibit 5.1
[FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP LETTERHEAD]
December 22, 2008
Community Health Systems, Inc.
4000 Meridian Boulevard
Franklin, Tennessee 37067
CHS/Community Health Systems, Inc.
4000 Meridian Boulevard
Franklin, Tennessee 37067
Ladies & Gentlemen:
                    We are acting as special counsel to Community Health Systems, Inc., a Delaware corporation (the “Company”), and CHS/Community Health Systems, Inc, a Delaware corporation and a wholly-owned subsidiary of the Company (“CHS/CYH”), and certain subsidiaries of the Company who may be guarantors of the various debt securities defined below in connection with the Registration Statement on Form S-3, as may be amended from time to time (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as may be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) by the Company, of an unlimited amount of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) shares of Preferred Stock represented by depositary shares (the “Depositary Shares”), (iv) one or more series of senior or subordinated debt securities of the Company (the “CYH Debt Securities”), (v) one or more series of senior or subordinated debt securities of CHS/CYH (the “CHS/CYH Debt Securities”, and together with the CYH Debt Securities, the “Debt Securities”), (vi) one or more series of guarantees of CYH Debt Securities (each such guarantee, a “CYH Guarantee” and collectively, the “CYH Guarantees”) by one or more direct and indirect subsidiaries of the Company that are identified in the Registration Statement (each such entity, a “CYH Guarantor” and collectively, the “CYH Guarantors”), (vii) one or more series of guarantees of CHS/CYH Debt Securities (each such guarantee, a “CHS/CYH Guarantee” and collectively, the “CHS/CYH Guarantees”) by the Company and/or one or more direct and indirect subsidiaries of the Company that are identified in the Registration Statement (each such entity, a “CHS/CYH Guarantor” and collectively, the “CHS/CYH Guarantors”), and (viii) warrants of the Company to purchase Common Stock,

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Preferred Stock, Depository Shares and/or Debt Securities (collectively, the “Warrants”). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.
                    The CYH Debt Securities and the CYH Guarantees may be issued pursuant to a senior indenture, dated December 22, 2008, by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”) (as may be amended or supplemented from time to time, the “CYH Senior Indenture”) attached as Exhibit 4.4 to the Registration Statement, or a subordinated indenture, dated December 22, 2008, by and between the Company and the Trustee (as may be amended or supplemented from time to time, the “CYH Subordinated Indenture”, and, together with the CYH Senior Indenture, each a “CYH Indenture” and collectively, the “CYH Indentures”), attached as Exhibit 4.5 to the Registration Statement. The CHS/CYH Debt Securities and the CHS/CYH Guarantees may be issued pursuant to a senior indenture, dated December 22, 2008, by and between CHS/CYH and U.S. Bank National Association, as trustee (the “Trustee”) (as may be amended or supplemented from time to time, the “CHS/CYH Senior Indenture”) attached as Exhibit 4.6 to the Registration Statement, or a subordinated indenture, dated December 22, 2008, by and between CHS/CYH and the Trustee (as may be amended or supplemented from time to time, the “CHS/CYH Subordinated Indenture,” and, together with the CHS/CYH Senior Indenture, each a “CHS/CYH Indenture” and collectively, the “CHS/CYH Indentures”), attached as Exhibit 4.7 to the Registration Statement (the “CYH Indentures” and the “CHS/CYH Indentures” are hereinafter collectively referred to as the “Indentures”). The Depositary Shares may be issued under one or more deposit agreements (each, a “Deposit Agreement”) by and between the Company and a financial institution to be named as the depositary (each, a “Depositary”). The Depositary may issue receipts (“Depositary Receipts”) for Depositary Shares, each of which will represent a fractional share of Preferred Stock represented by Depositary Shares. The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement” and collectively the “Warrant Agreements”) by and between the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”). The Indentures, the Warrants, the Warrant Agreements, the Deposit Agreements, the Depositary Receipts and any other documents contemplated thereby or hereby are collectively referred to herein as the “Documents.”
                    In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and CHS/CYH, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and CHS/CYH as we have deemed necessary or appropriate for the purposes of this opinion.
                    In all such examinations, we have assumed the legal capacity of all natural persons executing the Documents, the genuineness of all signatures, the authenticity of

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original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties in the Indentures, certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and CHS/CYH and others and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.
                    To the extent it may be relevant to the opinions expressed below, we have assumed (i) that the Company will have sufficient authorized but unissued and unreserved shares of Common Stock and Preferred Stock on the date of any issuance of shares registered pursuant to the Registration Statement and (ii) that the parties to the Documents other than the Company and CHS/CYH have the power and authority to enter into and perform such Documents and to consummate the transactions contemplated thereby, that the Documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of such parties enforceable against such parties in accordance with their terms, and that such parties will comply with all of their obligations under the Documents and all laws applicable thereto.
                    Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:
1.	When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the shares of Common Stock by the Company (including any Common Stock duly issued upon the exercise of any Warrants exercisable for Common Stock or upon exchange or conversion of any Debt Securities or shares of Preferred Stock that are exchangeable or convertible into Common Stock) registered pursuant to the Registration Statement have been duly approved by the Board of Directors of the Company or an authorized committee thereof (the “Board”) in conformity with the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Restated By-Laws (the “Bylaws”) and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) such shares of Common Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

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2.	When (i) the Registration Statement has become effective under the Securities Act, (ii) in accordance with Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Certificate of Incorporation and the Bylaws, (a) the Board has fixed the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of a series of Preferred Stock (including any Preferred Stock duly issued upon the exercise of any Warrants exercisable for Preferred Stock or upon exchange or conversion of any Debt Securities that are exchangeable or convertible into Preferred Stock) registered pursuant to the Registration Statement and adopted a Certificate of Designations (the “Certificate of Designations”) in the form required by applicable law and (b) proper and valid filing with the Office of the Secretary of State of the State of Delaware of such Certificate of Designations has been made, (iii) the terms of the issuance and sale of such shares of Preferred Stock have been duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) such shares of Preferred Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.	When (i) the Registration Statement has become effective under the Securities Act, (ii) in accordance with Section 151 of the DGCL and in conformity with the Certificate of Incorporation and the Bylaws, (a) the Board has fixed the powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the series of Preferred Stock related to the Depositary Shares (including any Depositary Shares duly issued upon the exercise of any Warrants exercisable for Depositary Shares or upon exchange or conversion of any Debt Securities that are exchangeable or convertible into Depositary Shares) registered pursuant to the Registration Statement and adopted the Certificate of Designations of such series of Preferred Stock in the form required by applicable law and (b) proper and valid filing with the Office of the Secretary of State of the State of Delaware of such Certificate of Designations has been made, (iii) the terms of the issuance and sale of such Depositary Shares (and the related series of Preferred Stock) registered pursuant to the Registration Statement have been established in conformity with the applicable Depositary Agreement and duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws and all

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other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the applicable Deposit Agreement has been duly authorized, executed and delivered by the Company and the Depositary, (v) shares evidencing the series of Preferred Stock related to such Depositary Shares have been delivered to the Depositary for deposit in accordance with the Deposit Agreement, (vi) the Depositary Receipts evidencing such Depositary Shares have been duly issued against deposit of such shares of Preferred Stock with the Depositary in accordance with the Deposit Agreement and delivered to and paid for in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or applicable Prospectus Supplement and (vii) the Company has received consideration in excess of the par value of the Preferred Stock related to the Depositary Shares, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Depositary Agreement.
4.	When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the CYH Debt Securities (including any CYH Debt Securities duly issued upon the exercise of any Warrants exercisable for CYH Debt Securities or upon exchange or conversion of shares of Preferred Stock that are exchangeable or convertible into CYH Debt Securities) have been established in conformity with the applicable supplement to the applicable CYH Indenture and duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable CYH Indenture has been duly authorized, executed and delivered by the Company and the Trustee, (iv) the applicable CYH Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (v) the CYH Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of the applicable CYH Indenture, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such CYH Debt Securities will constitute valid and binding obligations of the Company.

5.	When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the CHS/CYH Debt Securities

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(including any CHS/CYH Debt Securities duly issued upon the exercise of any Warrants exercisable for CHS/CYH Debt Securities or upon exchange or conversion of shares of Preferred Stock that are exchangeable or convertible into CHS/CYH Debt Securities) have been established in conformity with the applicable supplement to the applicable CHS/CYH Indenture and duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws and all other necessary corporate action on the part of CHS/CYH has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on CHS/CYH and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over CHS/CYH, (iii) the applicable CHS/CYH Indenture has been duly authorized, executed and delivered by CHS/CYH and the Trustee, (iv) the applicable CHS/CYH Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (v) the CHS/CYH Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of CHS/CYH against payment therefor in accordance with the terms of the applicable CHS/CYH Indenture, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such CHS/CYH Debt Securities will constitute valid and binding obligations of CHS/CYH.
6.	When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of a CYH Guarantee by a CYH Guarantor has been established in conformity with the applicable supplement to the applicable CYH Indenture and duly approved by the Board of Directors of such CYH Guarantor in conformity with its Certificate of Incorporation and the Bylaws or other similar organizational documents and such CYH Guarantor has entered into a CYH Guarantee and all other necessary corporate action on the part of the Company and such CYH Guarantor has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company or such CYH Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or such CYH Guarantor, (iii) the applicable CYH Indenture has been duly authorized, executed and delivered by the Company and the Trustee, (iv) the supplemental indenture to the applicable CYH Indenture has been duly authorized, executed and delivered by the Company and the Trustee, (v) the applicable CYH Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) each CYH Guarantee has been duly authenticated by the Trustee and duly executed and delivered on behalf of the CYH Guarantor in accordance with the terms of the applicable CYH Indenture, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus

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Supplement, such CYH Guarantee will constitute valid and binding obligations of such CYH Guarantor.
7.	When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of a CHS/CYH Guarantee by a CHS/CYH Guarantor has been established in conformity with the applicable supplement to the applicable CHS/CYH Indenture and duly approved by the Board of Directors of such CHS/CYH Guarantor in conformity with its Certificate of Incorporation and the Bylaws or other similar organizational documents and such CHS/CYH Guarantor has entered into a CHS/CYH Guarantee and all other necessary corporate action on the part of CHS/CYH and such CHS/CYH Guarantor has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on CHS/CYH or such CHS/CYH Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over CHS/CYH or such CHS/CYH Guarantor, (iii) the applicable CHS/CYH Indenture has been duly authorized, executed and delivered by CHS/CYH and the Trustee, (iv) the supplemental indenture to the applicable CHS/CYH Indenture has been duly authorized, executed and delivered by CHS/CYH and the Trustee, (v) the applicable CHS/CYH Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) each CHS/CYH Guarantee has been duly authenticated by the Trustee and duly executed and delivered on behalf of the CHS/CYH Guarantor against payment thereof in accordance with the terms of the applicable CHS/CYH Indenture, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such CHS/CYH Guarantee will constitute valid and binding obligations of such CHS/CYH Guarantor.

8.	When (i) the Registration Statement has become effective under the Securities Act, (ii) the terms of the issuance and sale of the Warrants registered pursuant to the Registration Statement have been established in conformity with the applicable Warrant Agreement and duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws and all other necessary corporate action on the part of the Company has been taken in connection therewith and in a manner so as not to violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent, (iv) such Warrants have been duly authenticated by the Warrant Agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of the

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applicable Warrant Agreement, in accordance with the terms of the agreement under which they are sold and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, (v) the terms of the Common Stock, the Preferred Stock, the Depositary Shares or the Debt Securities issuable upon exercise of the Warrants have been duly approved by the Board in conformity with the Certificate of Incorporation and the Bylaws as specified above, (vi) the Common Stock and the Preferred Stock issuable upon exercise of the Warrants have been properly reserved for issuance and (vii) upon exercise of such Warrants into shares of Common Stock, Preferred Stock or Depositary Shares, such shares of Common Stock or Preferred Stock have been issued and delivered against payment therefor in an amount in excess of the par value thereof or the Company has received consideration in excess of the par value of the Preferred Stock related to the Depositary Shares, such Warrants will constitute valid and binding obligations of the Company.
                    We express no opinion as to the validity, binding effect or enforceability of any provision of the Documents:
               (i) relating to indemnification, contribution or exculpation (I) in connection with violations of any applicable laws, statutory duties or public policy, or (II) in connection with willful, reckless or unlawful acts or gross negligence of the indemnified or exculpated party or the party receiving contribution, or (III) under circumstances involving the negligence of the indemnified or exculpated party or the party receiving contribution in which a court might determine the provision to be unfair or insufficiently explicit;
               (ii) containing any purported waiver, release, variation, disclaimer, consent or other agreement of similar effect (all of the foregoing, collectively, a “Waiver”) by any party under any of such agreements or instruments to the extent limited by provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under, and is not prohibited by or void or invalid under, provisions of applicable law (including judicial decisions);
               (iii) related to (I) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York, or (II) choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the choice of law principles of the State of New York;

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               (iv) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement;
               (v) purporting to give any person or entity the power to accelerate obligations without any notice to the obligor; and
               (vi) which may be construed to be in the nature of a penalty.
                    We express no opinion as to the enforceability of any provision of any agreement (i) providing for payments thereunder in a currency other than currency of the United States of America to the extent that a court of competent jurisdiction, under applicable law, will convert any judgment rendered in such other currency into currency of the United States of America or to the extent that payment in a currency other than currency of the United States of America is contrary to applicable law, (ii) providing for governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency or (iii) concerning the enforceability of the waiver of rights or defenses contained in the Indentures relating to waiver of stay, extension or usury laws.
                    We express no opinion as to the validity or binding effect of any provision of any agreement purporting to give any person or entity the power to accelerate obligations without any notice to the obligor.
                    The opinions set forth above are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.
                    The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the applicable provisions of the DGCL and the Constitution of the State of Delaware, in each case as currently in effect, and reported judicial decisions interpreting such provisions of the DGCL and the Constitution of the State of Delaware. The opinion expressed herein is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.
                    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions “Legal Matters”

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in the Prospectus and “Legal Matters” in any Prospectus Supplement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Fried, Frank, Harris, Shriver & Jacobson LLP
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP